Exhibit 10.1

Execution Version

First Amendment To Note Purchase Agreement

This First Amendment dated as of December 21, 2022 (the or this “First Amendment”) to the Note Purchase Agreement (as defined below) is among Regal Rexnord Corporation, a Wisconsin corporation (the “Company”), and each of the institutions set forth on the signature pages to this First Amendment (collectively, the “Noteholders”).

Recitals

A.     The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of April 7, 2022 (the “Note Purchase Agreement”). The Company has heretofore issued an aggregate principal amount of its $500,000,000 3.90% Senior Notes Due April 7, 2032 (the “Notes”) pursuant to the Note Purchase Agreement.

B.     The Company and the Noteholders party hereto constituting Required Holders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.     Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as amended by this First Amendment, unless herein defined or the context shall otherwise require.

D.     All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Statement of Agreement

Now, Therefore, the Company and the Noteholders, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

Article I

Amendments to Note Purchase Agreement

Effective upon the First Amendment Effective Date (as hereinafter defined), the Note Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double−underlined text (indicated textually in the same manner as the following example: double−underlined text) as set forth in the composite conformed copy of the Note Purchase Agreement attached hereto as Exhibit A.

Article II

Conditions to Effectiveness

Section 2.1.     This First Amendment shall not become effective until, and shall become effective (the “First Amendment Effective Date”) when, each and every one of the following conditions shall have been satisfied:

(a)     executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal amount of the Notes, shall have been delivered to the Noteholders;

(b)     the Noteholders shall have received a customary opinion from (x) Sidley Austin LLP, counsel to the Company and (y) Thomas E. Valentyn, in-house counsel to the Company, in each case, as to certain matters set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof, which opinions shall be in form and substance reasonably satisfactory to the Noteholders;

(c)     the Company shall have paid to each holder of a Note a fee in an amount equal to 0.05% of the aggregate outstanding principal amount of the Notes held by such holder of Notes; and

(d)     the Company shall have paid the fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment to the extent invoiced at least one (1) Business Day prior to the anticipated First Amendment Effective Date.

Article III

Representations and Warranties of the Company

Section 3.1.     To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants (which representations and warranties shall survive the execution and delivery of this First Amendment), to the Noteholders that:

(a)     this First Amendment has been duly authorized, executed and delivered by the Company and this First Amendment constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)     the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)     the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, Material agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Senior Credit Facility, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);

(d)     as of the date hereof, after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing;

(e)     the Company has not paid or agreed to pay any consent fees or other consideration to the lenders under the Credit Agreement or any agent acting on their behalf to obtain the consent of such person for the amendment to the Credit Agreement entered into on November 17, 2022 in excess of the percentage paid to the Noteholders pursuant to Section 2.1(c) hereof; and

(f)     Land Newco, Inc., a Delaware corporation, Regal Beloit America, Inc., a Wisconsin corporation, and Rexnord Industries, LLC, a Delaware limited liability company (together, the “Subsidiary Guarantors”) Subsidiary Guarantor hereby ratifies and confirms that certain Guaranty Agreement dated as of April 7, 2022.

Article IV

Miscellaneous

Section 4.1.     This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 4.3.     The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4.     This First Amendment shall be governed by and construed in accordance with New York law.

[Remainder of page intentionally left blank]

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours,

Regal Rexnord Corporation a Wisconsin corporation

By:	/s/ Robert J. Rehard
Name: Robert J. Rehard
Title: Vice President and Chief Financial Officer

The Subsidiary Guarantors:

Land Newco, Inc., a Delaware corporation

By:	/s/ Kevin Zaba
Name: Kevin Zaba
Title: President

Regal Beloit America, Inc., a Wisconsin corporation

By:	/s/ Robert J. Rehard
Name: Robert J. Rehard
Title: Vice President and Chief Financial Officer

Rexnord Industries, LLC, a Delaware limited liability company

By:	/s/ Kevin Zaba
Name: Kevin Zaba
Title: President

SIGNATURE PAGE TO
FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

Security Life of Denver Insurance Company
Corporate Solutions Life Reinsurance Company
American Fidelity Assurance Company
Voya Pension Committee on Behalf of The Voya Retirement Plan
Standard Guaranty Insurance Company
American Security Insurance Company
Consumer Program Administrators, Inc.
United Service Protection Corporation
Virginia Surety Company, Inc.
American Bankers Insurance Company of Florida
Federal Warranty Service Corporation
Brighthouse Life Insurance Company
Starr Indemnity & Liability Company
Selective Way Insurance Company
Horace Mann Life Insurance Company
Carefirst of Maryland, Inc.
Group Hospitalization And Medical Services, Inc.
Mutual of America Life Insurance Company
Metropolitan Life Insurance Company, on behalf of metropolitan life insurance company separate account 894
Allianz Life Insurance Company of North America

By:	Voya Investment Management Co. LLC, as Agent

By:	/s/ Joshua Winchester
Name: Joshua Winchester
Title: Senior Vice President

We acknowledge that Security Life of Denver Insurance Company holds $4,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Corporate Solutions Life Reinsurance Company holds $3,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that American Fidelity Assurance Company holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Voya Pension Committee on behalf of The Voya Retirement Plan holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Standard Guaranty Insurance Company holds $100,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that American Security Insurance Company holds $200,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Consumer Program Administrators, Inc. holds $100,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that United Service Protection Corporation holds $100,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Virginia Surety Company, Inc. holds $200,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that American Bankers Insurance Company of Florida holds $200,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Federal Warranty Service Corporation holds $100,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Brighthouse Life Insurance Company holds $4,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Starr Indemnity & Liability Company holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Selective Way Insurance Company holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Horace Mann Life Insurance Company holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Carefirst of Maryland, Inc. holds $500,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Group Hospitalization and Medical Services, Inc. holds $500,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Mutual of America Life Insurance Company holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Metropolitan Life Insurance Company Separate Account 894 holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Allianz Life Insurance Company of North America holds $25,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Voya Retirement Insurance and Annuity Company
Reliastar Life Insurance Company

By:	Voya Investment Management LLC, as Agent

By:	/s/ Joshua Winchester
Name: Joshua Winchester
Title: Senior Vice President

We acknowledge that Voya Retirement Insurance and Annuity Company holds $4,600,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Reliastar Life Insurance Company holds $400,000 of the 3.90% Senior Notes Due April 7, 2032

Voya Private Credit Trust Fund
Voya Private Credit Trust Fund-Goldman Sachs

By:	Voya Investment Trust Co., as Trustee

By:	/s/ Joshua Winchester
Name: Joshua Winchester
Title: Senior Vice President

We acknowledge that Voya Private Credit Trust Fund holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Voya Private Credit Trust Fund-Goldman Sachs holds $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

NN Life Insurance Company Ltd.

By:	Voya Investment Management LLC, as Attorney in fact

By:	/s/ Joshua Winchester
Name: Joshua Winchester
Title: Senior Vice President

We acknowledge that NN Life Insurance Company Ltd. holds $3,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Metropolitan Life Insurance Company
by	MetLife Investment Management, LLC, Its Investment Manager
MetLife Insurance K.K.
by	MetLife Investment Management, LLC, its investment manager
Metropolitan Tower Life Insurance Company
by	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ William Gardner
Name: William Gardner
Title: Authorized Signatory

We acknowledge that Metropolitan Life Insurance Company holds $21,800,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that MetLife Insurance K.K. holds $3,200,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Metropolitan Tower Life Insurance Company holds $4,200,000 of the 3.90% Senior Notes Due April 7, 2032

Missouri Reinsurance, Inc.
by	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ William Gardner
Name: William Gardner
Title: Authorized Signatory

We acknowledge that we hold $3,000,000 of the 3.90% Senior Notes Due April 7, 2032

American Fidelity Assurance Company
by	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ William Gardner
Name: William Gardner
Title: Authorized Signatory

We acknowledge that we hold $2,600,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Brighthouse Life Insurance Company
by	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ William Gardner
Name: William Gardner
Title: Authorized Signatory

We acknowledge that we hold $10,200,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Transamerica Life Insurance Company
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

We acknowledge that we hold $25,000,000 of the 3.90% Senior Notes Due April 7, 2032

Transamerica Life (Bermuda) LTD
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

We acknowledge that we hold $5,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

New York Life Insurance Company
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Jean J. Wauters
Name: Jean J. Wauters
Title: Director

We acknowledge that we hold $17,600,000 of the 3.90% Senior Notes Due April 7, 2032

New York Life Insurance and Annuity Corporation
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Jean J. Wauters
Name: Jean J. Wauters
Title: Director

We acknowledge that we hold $11,200,000 of the 3.90% Senior Notes Due April 7, 2032

The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

By:	New York Life Insurance Company, its attorney-in-fact

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Jean J. Wauters
Name: Jean J. Wauters
Title: Director

We acknowledge that we hold $1,200,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

The Northwestern Mutual Life Insurance Company
By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Michael H. Leske
Name: Michael H. Leske
Title: Managing Director

We acknowledge that we hold $28,500,000 of the 3.90% Senior Notes Due April 7, 2032

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account
By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Michael H. Leske
Name: Michael H. Leske
Title: Managing Director

We acknowledge that we hold $1,500,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Teachers Insurance and Annuity Association of America, a New York domiciled life insurance company

By:	Nuveen Alternatives Advisors LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Elena Unger
Name: Elena Unger
Title: Senior Director

We acknowledge that we hold $29,000,000 of the 3.90% Senior Notes Due April 7, 2032

CSAA Insurance Exchange

By:	Nuveen Alternatives Advisors LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Elena Unger
Name: Elena Unger
Title: Senior Director

We acknowledge that we hold $1,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

BCBSM, Inc. dba Blue Cross and Blue Shield of Minnesota

	By:	PGIM Private Placement Investors, L.P. (as Investment Advisor)

	By:	PGIM Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ David Quackenbush
Vice President

We acknowledge that we hold $1,150,000 of the 3.90% Senior Notes Due April 7, 2032

Physicians Mutual Insurance Company

	By:	PGIM Private Placement Investors, L.P. (as Investment Advisor)

	By:	PGIM Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ David Quackenbush
Vice President

We acknowledge that we hold $3,250,000 of the 3.90% Senior Notes Due April 7, 2032

Pruco Life Insurance Company

	By:	PGIM, Inc., as investment manager

		By:	/s/ David Quackenbush
Vice President

We acknowledge that we hold $15,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Farmers Insurance Exchange

	By:	PGIM Private Placement Investors, L.P. (as Investment Advisor)

	By:	PGIM Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ David Quackenbush
Vice President

We acknowledge that we hold $7,420,000 of the 3.90% Senior Notes Due April 7, 2032

Mid Century Insurance Company

	By:	PGIM Private Placement Investors, L.P. (as Investment Advisor)

	By:	PGIM Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ David Quackenbush
Vice President

We acknowledge that we hold $3,180,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Thrivent Financial for Lutherans

	By:	/s/ Christopher Patton
Name: Christopher Patton
Title: Managing Director

We acknowledge that we hold $30,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Massachusetts Mutual Life Insurance Company
	By:	Barings LLC as Investment Adviser

	By:	/s/ James Moore
Name: James Moore
Title: Managing Director

We acknowledge that we hold $12,500,000 of the 3.90% Senior Notes Due April 7, 2032

Brighthouse Life Insurance Company
	By:	Brighthouse Services, LLC, as adviser
	By:	Barings LLC as Investment Adviser

	By:	/s/ James Moore
Name: James Moore
Title: Managing Director

We acknowledge that we hold $12,500,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Great-West Life & Annuity Insurance Company

	By:	/s/ Robyn Richards
Name: Robyn Richards
Title: Authorized Signatory

We acknowledge that we hold $20,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO
FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT
REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Navigators Insurance Company
Hartford Fire Insurance Company
	By:	Hartford Investment Management Company, their investment manager

	By:	/s/ Kenneth Day
Name: Kenneth Day
Title: Vice President

We acknowledge that Navigators Insurance Company holds $10,000,000 of the 3.90% Senior Notes Due April 7, 2032

We acknowledge that Hartford Fire Insurance Company holds $10,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO
FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT
REGAL REXNORD CORPORATION

Accepted as of the date first written above

Nationwide Life Insurance Company

	By	/s/ Mary Beth Cadle
Name: Mary Beth Cadle
Title: Authorized Signatory

We acknowledge that we hold $5,000,000 of the 3.90% Senior Notes Due April 7, 2032

Nationwide Life and Annuity Insurance Company

	By	/s/ Mary Beth Cadle
Name: Mary Beth Cadle
Title: Authorized Signatory

We acknowledge that we hold $15,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above

Jackson National Life Insurance Company

	By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

	By:	/s/ Jacqueline Baum
Name: Jacqueline Baum
Title: Assistant Vice President

We acknowledge that we hold $20,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO
FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT
REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Principal Life Insurance Company

	By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

	By:	/s/ Wei-erh Chen
Name: Wei-erh Chen
Title: Assistant General Counsel

	By:	/s/ Karl Goodman
Name: Karl Goodman
Title: Counsel

We acknowledge that we hold $10,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

American Family Mutual Insurance Company, S.I.

	By:	/s/ David L. Voge
Name: David L. Voge
Title: Director Private Markets

We acknowledge that we hold $5,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Connecticut General Life Insurance Company

	By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Lori E. Hopkins
Name: Lori E. Hopkins
Title: Managing Director

We acknowledge that we hold $4,500,000 of the 3.90% Senior Notes Due April 7, 2032

HealthSpring Life & Health Insurance Company, Inc.

	By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Lori E. Hopkins
Name: Lori E. Hopkins
Title: Managing Director

We acknowledge that we hold $500,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

CMFG Life Insurance Company

	By:	MEMBERS Capital Advisors, Inc.,
acting as Investment Advisor

	By:	/s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments

We acknowledge that we hold $5,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

United of Omaha Life Insurance Company

	By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements

We acknowledge that we hold $3,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Accepted as of the date first written above.

Southern Farm Bureau Life Insurance Company

	By:	/s/ Bradley Blakney
Name: Bradley Blakney
Title: Portfolio Manager

We acknowledge that we hold $2,000,000 of the 3.90% Senior Notes Due April 7, 2032

SIGNATURE PAGE TO

FIRST AMENDMENT TO 2022 NOTE PURCHASE AGREEMENT

REGAL REXNORD CORPORATION

Exhibit A

Copy of Note Purchase Agreement1

Reflecting First Amendment to the Note Purchase Agreement

[see attached]

[1]	The Note Purchase Agreement is a copy of the Execution Version of the Note Purchase Agreement. The “blackline” reflects changes as of the Effective Date of the First Amendment from the Note Purchase Agreement.

Exhibit A to First Amendment dated as of

December 21, 2022

Double underscore indicates insertion.

~~Strikethrough~~ indicates deletion.

Regal Rexnord Corporation

$500,000,000

3.90% Senior Notes Due April 7, 2032

Note Purchase Agreement

Dated April 7, 2022

Table of Contents

Section	Heading	Page

-i-

-ii-

Section 10.8.	Priority Debt	~~32~~31
Section 10.9.	Acquisitions	31
Section 10.10.	Limitation on Share Buybacks	32

Section 11.	Events of Default	~~32~~32

Section 12.	Remedies on Default, Etc.	~~35~~35

Section 12.1.	Acceleration	~~35~~35
Section 12.2.	Other Remedies	~~35~~35
Section 12.3.	Rescission	~~35~~36
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc.	~~36~~36

Section 13.	Registration; Exchange; Substitution of Notes	~~36~~36

Section 13.1.	Registration of Notes	~~36~~36
Section 13.2.	Transfer and Exchange of Notes	~~36~~36
Section 13.3.	Replacement of Notes	~~37~~37

Section 14.	Payments on Notes	~~37~~37

Section 14.1.	Place of Payment	~~37~~37
Section 14.2.	Payment by Wire Transfer	~~37~~37
Section 14.3.	FATCA Information	~~38~~38

Section 15.	Expenses, Etc.	~~38~~38

Section 15.1.	Transaction Expenses	~~38~~38
Section 15.2.	Certain Taxes	~~39~~38
Section 15.3.	Survival	~~39~~38

Section 16.	Survival of Representations and Warranties; Entire Agreement	~~39~~39

Section 17.	Amendment and Waiver	~~40~~39

Section 17.1.	Requirements	~~40~~39
Section 17.2.	Solicitation of Holders of Notes	~~40~~39
Section 17.3.	Binding Effect, Etc.	~~41~~40
Section 17.4.	Notes Held by Company, Etc.	~~41~~40

Section 18.	Notices	~~41~~40

Section 19.	Reproduction of Documents	~~42~~41

Section 20.	Confidential Information	~~42~~41

Section 21.	Substitution of Purchaser	~~43~~42

Section 22.	Miscellaneous	~~43~~42

-iii-

Section 22.1.	Successors and Assigns	~~43~~42
Section 22.2.	Accounting Terms	~~44~~42
Section 22.3.	Severability	~~44~~43
Section 22.4.	Construction, Etc.	~~45~~43
Section 22.5.	Counterparts	~~45~~43
Section 22.6.	Governing Law	~~46~~44
Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial	~~46~~44

Signature		~~47~~45

-iv-

Schedule A	—	Defined Terms

Schedule 1	—	Form of 3.90% Senior Notes Due April 7, 2032

Schedule 2.2	—	Form of Subsidiary Guaranty

Schedule 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Schedule 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Debt

Schedule 10.6	—	Existing Liens

Exhibit 14.2	—	Form of Tax Compliance Certificate

Purchaser Schedule	—	Information Relating to Purchasers

-v-

Regal Rexnord Corporation

6133 N. River Road, Suite 700

Rosemont, Illinois 60018

$500,000,000 3.90% Senior Notes Due April 7, 2032

April 7, 2022

To Each of the Purchasers Listed in

the Purchaser Schedule Hereto:

Ladies and Gentlemen:

Regal Rexnord Corporation, a Wisconsin corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.	Authorization of Notes; Incremental Leverage Fee.

Section 1.1.      Authorization of Notes The Company will authorize the issue and sale of $500,000,000 3.90% Senior Notes due April 7, 2032 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

Section 1.2.      Incremental Leverage Fee. (a) If the Funded Debt to EBITDA Ratio exceeds 3.75 to 1.00 as permitted by Section 10.7(a), as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), an incremental leverage fee shall be due on the aggregate outstanding principal amount of the Notes in an aggregate amount equal to (x) 0.50% (per annum) during any period in which the Funded Debt to EBITDA Ratio exceeds 3.75 to 1.00, but does not exceed 4.0 to 1.00, and (y) an additional 0.25% (per annum, for a total of 0.75% per annum) during any period in which the Funded Debt to EBITDA Ratio exceeds 4.0 to 1.00, but does not exceed 4.25 to 1.00 (the “Incremental Leverage Fee”), which shall be due and payable on the Notes as and to the extent provided in Section 1.2(b) below. Such Incremental Leverage Fee shall begin to accrue on the first day of the Fiscal Quarter following the Fiscal Quarter in respect of which such Officer’s Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the Fiscal Quarter in respect of which such Officer’s Certificate is delivered, the Funded Debt to EBITDA Ratio is not more than 3.75 to 1.00. In the event such Officer’s Certificate evidencing that the Funded Debt to EBITDA Ratio is not more than 3.75 to 1.00 is delivered, the Incremental Leverage Fee shall cease to accrue on and as of the last day of the Fiscal Quarter in respect of which such Officer’s Certificate is delivered.

(b)            Within 10 Business Days of the delivery of an Officer’s Certificate pursuant to Section 7.2(a) for any Fiscal Quarter in which the Incremental Leverage Fee accrued, the Company shall pay to each holder of a Note the amount attributable to the Incremental Leverage Fee (the “Incremental Leverage Fee Payment”) which shall be the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest, to the extent of the aggregate outstanding principal amount of Notes transferred by such predecessor(s) in interest to such holder) as of the first day that the Incremental Leverage Fee begins to accrue with respect to the period covered by such Officer’s Certificate, (ii) 0.50% or 0.75%, as the case may be (to reflect the Incremental Leverage Fee as described in Section 1.2(a) above) and (iii) 0.25 (to reflect that the Incremental Leverage Fee is payable quarterly). The Incremental Leverage Fee Payment, if any, shall be paid by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement. The Company, the Purchasers and each holder agree that, for purposes of the Code, the Incremental Leverage Fee Payment constitutes additional interest.

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(c)            For avoidance of doubt, no Incremental Leverage Fee will be used in calculating any Make-Whole Amount.

Section 2.	Sale and Purchase of Notes .

Section 2.1.      Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company (i) $250,000,000 3.90% Senior Notes due April 7, 2032 to be issued and sold at the First Closing (as defined in Section 3 below) and (ii) $250,000,000 3.90% Senior Notes due April 7, 2032 to be issued and sold at the Second Closing (as defined in Section 3 below), in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.      Subsidiary Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of even date herewith, which shall be substantially in the form of Schedule 2.2 attached hereto, and otherwise in accordance with the provisions of Section 9.7 hereof.

Section 3.	Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606 at 10:00 a.m. Central time, at two closings (each a “Closing”). The first closing shall occur on April 7, 2022 (the “First Closing”) and the second closing shall occur on June 7, 2022 (the “Second Closing”). At each Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $50,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account designated by the Company in the funding instructions to be delivered by the Company in accordance with Section 4.11 hereof. If at such Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

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Section 4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1.      Representations and Warranties.

(a)            Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at each Closing (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)            Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at each Closing (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

Section 4.2.      Performance; No Default. Each of the Company and the Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or at such Closing. Immediately before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Investor Presentation that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.      Compliance Certificates.

(a)            Officer’s Certificate. Each of the Company and the Subsidiary Guarantors shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)            Secretary’s Certificate. Each of the Company and the Subsidiary Guarantors shall have delivered to such Purchaser a certificate of its Secretary, Assistant Secretary or other Responsible Officer, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of any Note Document to which it is party or which it is executing and (ii) such Person’s organizational documents as then in effect.

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Section 4.4.       Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Keating Muething & Klekamp PLL, counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.       Purchase Permitted By Applicable Law, Etc. On the date of such Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.       Sale of Other Notes. Contemporaneously with such Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the Purchaser Schedule.

Section 4.7.       Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8.       Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9.       Changes in Corporate Structure. Neither the Company nor the Subsidiary Guarantors shall have changed their jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

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Section 4.10.      Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser or its special counsel shall have received a true, correct and complete copy thereof.

Section 4.11.      Funding Instructions. At least five (5) Business Days prior to such Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number/Swift Code/IBAN, and (c) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to such Closing Date. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to such Closing Date. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to such Closing Date. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes. Following the reasonable request of a Purchaser, an identifiable Responsible Officer of the Company shall confirm the written instructions by a live videoconference made available to such requesting Purchaser(s) no later than two (2) Business Days prior to Closing.

Section 4.12.      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.13.      Completion of the First Closing. It shall be a condition to the Second Closing that the First Closing shall have occurred.

Section 5.	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser as of the date of this Agreement and as of the date of each Closing that:

Section 5.1.      Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

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Section 5.2.      Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.      Disclosure. The Company, through its agents, BofA Securities, Inc., JP Morgan Securities LLC, and U.S. Bancorp Investments, Inc., have delivered to each Purchaser a copy of an Investor Presentation, dated March 2022 (the “Investor Presentation”), relating to the transactions contemplated hereby. The Investor Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Investor Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to March 24, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Investor Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to management projections or forward-looking statements, the Company represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Purchasers that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. Except as disclosed in the Disclosure Documents, since January 1, 2022 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date of this Agreement of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b)            All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries as of the date of this Agreement have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement (except as noted on Schedule 5.4).

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(c)            Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)            No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.      Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.      Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.      Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

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Section 5.8.      Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.      Taxes. The Company and its Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2016.

Section 5.10.      Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.      Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

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(b)            No product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

(c)            There is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

Section 5.12.      Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)            The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that is Material in the case of any such single Plan or in the aggregate for all such Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by an amount that is Material. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)            The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

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(d)            The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)            The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)            All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

Section 5.13.      Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty (20) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. The representations and warranties of the Company in the second sentence of this Section 5.13 are made in reliance upon and subject to the accuracy and completeness of the Purchaser’s representations and warranties set forth in Section 6.1.

Section 5.14.      Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to refinance existing indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

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Section 5.15.      Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries (other than (i) intercompany Debt and (ii) Debt with an aggregate principal amount of less than $2,500,000) as of March 31, 2022 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)            Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Debt or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Debt.

(c)            Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as disclosed in Schedule 5.15.

Section 5.16.      Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)            Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)            No part of the proceeds from the sale of the Notes hereunder:

(i)            constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

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(ii)            will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)            will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)            The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.      Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.      Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

Section 6.	Representations of the Purchasers.

Section 6.1.      Purchase for Investment. Each Purchaser severally represents, as of the date hereof, that it (a) is an institutional “accredited investor” within the meaning of Rule 501 of the Securities Act and is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds (which others are also institutional “accredited investors”) and not with a view to the distribution thereof (except for any transfer of the Notes effected pursuant to an applicable exemption from the registration requirements of the Securities Act), (b) has received and reviewed the Investor Presentation; (c) has relied upon the Investor Presentation and the representations and warranties of the Company set forth herein in making a decision to purchase the Notes and has a full understanding and appreciation of the risks inherent in such an investment, and (d) has been given an opportunity to ask, and has to the extent such Purchaser considered necessary, asked questions of, and has received answers from, officers of the Company concerning the terms and conditions of the offering and sale of Notes and the affairs of the Company and its proposed activities (provided that it is understood that no information obtained by any Purchaser in any manner indicated in this clause (d) in any way limits the scope and substance of the representations and warranties made by the Company set forth in this Agreement upon which each Purchaser may rely in full regardless of any such information), provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

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Section 6.2.      Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)            the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)            the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)            the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)            the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

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(e)            the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

(g)            the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)            the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to Company

Section 7.1.      Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)            Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)            consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

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(b)            Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)            consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)            SEC and Other Reports — (i) promptly upon their becoming available, one copy of each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) within 15 days after the filing or sending thereof, one copy of each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

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(d)            Notice of Default or Event of Default — promptly, and in any event within 5 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)            Employee Benefits Matters — promptly, and in any event within 5 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)            with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii)            the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii)            any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(iv)            receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

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(f)            Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any violation of any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g)            Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; provided that the filing by the Company of a current report on Form 8-K with the SEC regarding such resignation or change shall be deemed to constitute notification pursuant to this clause (g); and

(h)            Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note; provided that the Company will not be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or any of their respective customers or suppliers, (ii) in respect of which disclosure to any holder of a Note (or any of its respective representatives) is prohibited by applicable law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by the Company or any Subsidiary.

Section 7.2.      Officer’s Certificate. Within five days of furnishing a copy of each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b), the Company shall deliver to each Purchaser or holder of a Note a certificate of a Senior Financial Officer:

(a)            Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence, together with a reconciliation of assets, liabilities, income and expenses of such financial statements with Static GAAP (if Static GAAP is being applied at such time), showing in reasonable detail of the effect of the application of Static GAAP. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

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(b)            Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)            Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3.      Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)            No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)            Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.      Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered for purposes thereof by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)            such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser and holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

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(b)            the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 accessible through its home page on the internet, which is located at https://www.regalrexnord.com as of the date of this Agreement;

(c)            such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d)            the Company shall have timely filed any of the items referred to in Section 7.1(a), (b) or (c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.	Payment and Prepayment of the Notes.

Section 8.1.      Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.      Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), the Incremental Leverage Fee, if any, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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Section 8.3.      Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.      Maturity; Surrender, Etc.      In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest and the Incremental Leverage Fee, if any, on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.      Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company, any Subsidiary or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of the Notes of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it, any Subsidiary or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.      Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

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“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.      Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8.      Change of Control. (a) Notice of Change of Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes unless notice in respect of such Change of Control is given pursuant to Section 8.8(b). If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.8(c) and shall be accompanied by the certificate described in Section 8.8(g).

(b)            Condition to Company Action. The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.8(c), accompanied by the certificate described in Section 8.8(g), and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.8.

(c)            Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.8(a) and Section 8.8(b) shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a Business Day specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.8(a), such Business Day shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer, or the next succeeding Business Day thereafter if such 20th day is not a Business Day).

(d)            Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(e)            Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest and the Incremental Leverage Fee, if any, on such Notes accrued to the date of prepayment, and without any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.8(f).

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(f)            Deferral Pending Change of Control. The obligation of the Company to prepay Notes pursuant to the offers required by Section 8.8(b) and accepted in accordance with Section 8.8(d) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change of Control shall be deemed rescinded).

(g)            Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

(h)            “Change of Control” Defined. “Change of Control” means any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the outstanding shares of common stock of the Company.

Section 9.	Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.      Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.      Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.      Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.4.      Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other Material taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.      Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.      Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.      Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Debt under any Material Credit Facility to concurrently therewith:

(i)            enter into an agreement in form and substance reasonably satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(ii)            deliver the following to each holder of a Note:

(A)            an executed counterpart of such Subsidiary Guaranty;

(B)            a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.17, and 5.18 of this Agreement (but only with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company and its Subsidiaries);

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(C)            all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(D)            an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

provided, that notwithstanding anything contained in this Section 9.7(a) to the contrary, the Company shall be under no obligation to (but may in its sole discretion) require any Foreign Subsidiary to become a Subsidiary Guarantor in respect of this Agreement and the Notes to the extent (x) such Foreign Subsidiary’s obligations under all Material Credit Facilities consist solely of direct borrowings solely to such Foreign Subsidiary (a “Foreign Borrowing”) or guaranties of a Foreign Borrowing by another Foreign Subsidiary (a “Foreign Guarantee”) and (y) such Foreign Subsidiary does not guarantee or otherwise become liable at any time, whether as a borrower or an additional co-borrower or otherwise, for or in respect of Debt of the Company or any Domestic Subsidiary under any Material Credit Facility. For all purposes of this Agreement, all Foreign Borrowings and Foreign Guarantees of any Foreign Subsidiary shall constitute Priority Debt so long as such Foreign Subsidiary is not a Subsidiary Guarantor in respect of this Agreement and Notes.

(b)            At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Debt under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith, and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.7 and Section 10.8, all Debt of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Section 9.8.     Debt Rating. From and after the Aspen Acquisition Closing Date, the Company shall at all times maintain a credit rating by a Designated Rating Agency on the Notes. Evidence of such rating shall (a) refer to the Private Placement Number issued by Standard & Poor’s CUSIP Bureau Service in respect of the Notes, (b) address the likelihood of payment of both the principal and interest of such Notes (which requirement shall be deemed satisfied if the rating is silent on the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (c) not include any prohibition against a holder sharing such evidence with the SVO or any other regulatory authority having jurisdiction over such holder, (d) set out in reasonable detail the analysis carried out and ratings methodologies used by the Designated Rating Agency in determining such credit rating of the Notes and generally be consistent with the work product that the Designated Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other regulatory authority having jurisdiction over any holder of any Notes from time to time, and (e)  be delivered by the Company to the holders at least annually (on or before the anniversary of the Aspen Acquisition Closing Date) and promptly upon any change in the rating.

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Section 9.9.       BIG Event Fee. (a) From and after the Aspen Acquisition Closing Date, if there is a BIG Event, the Company shall pay to each holder of a Note a fee equal to 1.25% per annum on the outstanding principal amount of the Notes held by such holder (the “BIG Event Fee”), payable quarterly in accordance with clause (b) below. The BIG Event Fee shall accrue from the first day of any quarterly fiscal period in which a BIG Event occurs until the last day of the quarterly fiscal period in which there is an Investment Grade Ratings Affirmation.

(b)            Within 10 Business Days of the end of each fiscal quarter following the occurrence of a BIG Event, the Company shall pay to each holder of a Note the BIG Event Fee which shall be the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest, to the extent of the aggregate outstanding principal amount of Notes transferred by such predecessor(s) in interest to such holder) as of the first day of the quarterly fiscal period that the BIG Event Fee begins to accrue with respect to the period covered by such Officer’s Certificate, (ii) 1.25% (to reflect the BIG Event Fee), and (iii) 0.25 (to reflect that the BIG Event Fee is payable quarterly). The BIG Event Fee, if any, shall be paid by the method and at the address specified for such purpose below such holder’s name in the Purchaser Schedule, or by such other method or at such other address as such holder shall have from time to time specified to the Company in writing for such purpose.

Section 10.	Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.      Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.      Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)            in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

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(b)            in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such corporation or limited liability company, (A) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof (except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (y) general principles of equity); or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.5 and, based on such characterization, would be permitted pursuant to Section 10.5;

(c)            each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(d)            immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3.      Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Investor Presentation.

Section 10.4.      Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

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Section 10.5.      Sale of Assets, Etc. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries (taken as a whole); provided, however, the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries (taken as a whole) if such assets are sold, leased or otherwise disposed of in an arm’s length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net cash proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1)            to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the portion of the value of such assets sold, leased or otherwise disposed of in excess of the definition of “substantial part” set forth below; and/or

(2)            to prepay or retire Senior Debt of the Company and/or its Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest and the Incremental Leverage Fee, if any, thereon to the date of such prepayment, but without the payment of the Make-Whole Amount or any other premium. Any offer of prepayment of the Notes pursuant to this Section 10.5 shall be given to each holder of the Notes by written notice that shall be delivered not less than ten (10) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment, (iii) a calculation of the Ratable Portion for such holder’s Notes, and (iv) the amount of interest to be paid on the prepayment date. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. If a holder does not accept an offer to prepay as set forth in this Section 10.5, the Company shall be permitted to retain the Ratable Portion of the net proceeds allocable to the Notes of such holder without any further requirements for reinvestment or prepayment as set forth in this Section 10.5.

As used in this Section 10.5, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the most recent Fiscal Quarter for which financial statements have been delivered in accordance with Section 7.1(a) or 7.1(b) hereof immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” (i) any sale, lease or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Subsidiary or from any Subsidiary to the Company or a Subsidiary or (iii) any transfer of assets from the Company or any Subsidiary to any Securitization Subsidiary in connection with the Permitted Securitization transaction that is secured by a Lien permitted by Section 10.6(i).

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Section 10.6.      Liens. The Company will not and will not permit any of its Subsidiaries to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)            Liens for taxes or other governmental charges not at the time delinquent for more than 90 days or thereafter payable without penalty or being contested in good faith by appropriate action and, in each case, for which it maintains adequate reserves, provided that no notice of lien has been filed or recorded under the Code;

(b)            Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate action and not involving borrowed money, and, in each case, for which it maintains adequate reserves;

(c)            Liens identified in Schedule 10.6 and any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Debt or other obligation secured thereby is not increased and so long as the scope of the property subject to such Lien is not increased);

(d)            attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings to the extent such attachments, appeal bonds, judgments and other similar Liens do not constitute an Event of Default pursuant to Section 11(j);

(e)            leases or subleases or licenses or sublicenses granted to others in the ordinary course of business, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(f)            Liens on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or otherwise becoming a Subsidiary and Liens on assets existing at the time of acquisition (by merger or otherwise) of such property by the Company or a Subsidiary, in each case not created in contemplation thereof, provided that such Liens do not extend to or cover additional assets, and, in each case, any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Debt or other obligation secured thereby is not increased and so long as the property subject to such Lien is not increased);

(g)            Liens securing Debt incurred to finance the acquisition, construction or improvement of any fixed or capital asset including (i) obligations under Capital Leases and (ii) Debt assumed in connection with the acquisition of any such asset or secured by a Lien on such asset prior to the acquisition thereof (and not incurred in contemplation of such acquisition), or any refinancing, renewal, extension or replacement thereof (to the extent the aggregate principal amount of such Debt is not increased); provided that (x) such Debt is incurred prior to or substantially concurrently with such acquisition or not later than 45 days following the completion of such construction or improvement, as the case may be and (y) such Debt does not exceed the cost of such asset as of the date of such acquisition or completion of construction thereof or of such improvement on the date of completion thereof, as the case may be; provided that such Lien attaches solely to the property so acquired, constructed or improved in such transaction;

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(h)            Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and/or Liens arising in the ordinary course of business with respect to deposit accounts relating to intercompany cash pooling, interest set-off and/or sweeping arrangements; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the applicable Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to such depository institution;

(i)            Liens securing Securitization Obligations in an aggregate outstanding amount not exceeding at the time of incurrence of any such Securitization Obligations the greater of (i) $500,000,000 and (ii) 7.5% of the Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7;

(j)            Liens on cash, cash equivalents and/or securities deposited in connection with the defeasance and/or discharge of Debt; ~~and~~

~~(k~~

(k)            Liens given to secure Debt on property or assets of the Company or its Subsidiaries, provided the Notes shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders; and

(l)            Liens securing Debt of the Company or any Subsidiary not otherwise permitted by Section 10.6(a) through Section 10.6(~~j~~k), provided that the aggregate principal amount of any such Debt shall be permitted by Sections 10.7 and 10.8, provided, further, that notwithstanding the foregoing in this clause (l), the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.6(~~k~~l) any Debt outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.7.            Financial Covenants. (a) Funded Debt to EBITDA Ratio. The Company will not permit the Funded Debt to EBITDA Ratio as of the last day of any Fiscal Quarter of the Company to be greater than 3.75 to 1.00~~.~~ , provided that, on and after the Aspen Acquisition Closing Date, the Company shall not permit the Funded Debt to EBITDA Ratio (i) as of the last day of the first fiscal quarter ending on or immediately after the Aspen Acquisition Closing Date through (and including) the last day of the fourth fiscal quarter ending after the Aspen Acquisition Closing Date to exceed 4.875 to 1.00, (ii) as of the first day of the fifth fiscal quarter ending after the Aspen Acquisition Closing Date through (and including) the last day of the fifth fiscal quarter ending after the Aspen Acquisition Closing Date to exceed 4.75 to 1.00, (iii) as of the first day of the sixth fiscal quarter ending after the Aspen Acquisition Closing Date through (and including) the last day of the sixth fiscal quarter ending after the Aspen Acquisition Closing Date to exceed 4.50 to 1.00, (iv) as of the first day of the seventh fiscal quarter ending after the Aspen Acquisition Closing Date through (and including) the last day of the seventh fiscal quarter ending after the Aspen Acquisition Closing Date to exceed 4.25 to 1.00, (v) as of first day of the eighth fiscal quarter ending after the Aspen Acquisition Closing Date through (and including) the last day of the eighth fiscal quarter ending after the Aspen Acquisition Closing Date to exceed 4.00 to 1.00, and (vi) as of the first day of the ninth fiscal quarter ending the Aspen Acquisition Closing Date and thereafter (the last day of the first such fiscal quarter ending thereafter, the “Final Step Down Date”), 3.75 to 1.00. Following the Final Step Down Date, the Company may not utilize a Ratio Step Up described below until the third Fiscal Quarter immediately after the Final Step Down Date.

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Notwithstanding the foregoing, from and after the Final Step-Down Date, during ~~the~~any subsequent Transition Period in respect of any Covenant Holiday Acquisition, the ratio of Funded Debt to EBITDA may exceed 3.75 to 1.00 (the “Ratio Step-Up”), but in no event shall such ratio of Funded Debt to EBITDA exceed 4.25 to 1.00 and in which event, the Company shall be obligated to pay the additional interest provided for in Section 1.2, provided that a Ratio Step-Up may not occur on more than ~~three~~two separate occasions during the term of this Agreement and the Funded Debt to EBITDA Ratio may not exceed 3.75 to 1.00 for at least two Fiscal Quarters in between each Transition Period.

(b)       Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter of the Company and its Subsidiaries to be less than 3.00 to 1.00, provided that on and after the Aspen Acquisition Closing Date, the Company shall not permit the Interest Coverage Ratio (i) as of the last day of the first fiscal quarter ending after the Aspen Acquisition Closing Date through (and including) the last day of the sixth full fiscal quarter ending after the Aspen Acquisition Closing Date to be less than 2.75 to 1.00 and (ii) as of the last day of any fiscal quarter ending thereafter to be less than 3.00 to 1.00.

(c)       Maintenance Fee. Upon the Aspen Acquisition Closing Date, a maintenance fee equal to 2.50% per annum (computed on the basis of a 360-day year of twelve 30-day months) (the “Maintenance Fee”) shall begin to accrue on the unpaid principal amount of each Note, and shall be payable to each holder of a Note on April 23 and October 23 of each year, for so long as any Note is outstanding. The Maintenance Fee shall be paid by the method and at the address specified for such purpose below such holder’s name in the Purchaser Schedule, or by such other method or at such other address as such holder shall have from time to time specified to the Company in writing for such purpose.

Section 10.8.            Priority Debt. The Company will not at any time permit the aggregate amount of all Priority Debt to exceed 15% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the then most recently ended Fiscal Quarter of the Company).

Section 10.9.           Limitation on Acquisitions. From and after the Aspen Acquisition Closing Date, the Company will not and will not permit any of its Subsidiaries to enter into or consummate any Acquisition (other than the Aspen Acquisition) in excess of $200,000,000 unless the consideration for such Acquisition shall be payable solely with the common stock of the Company and/or its Subsidiaries, provided that, on or following the Final Step Down Date as long as no Default or Event of Default has occurred and is continuing, this Section 10.9 shall be eliminated effective as of (i) the first Fiscal Quarter end when the Funded Debt to EBITDA Ratio does not exceed 3.75 to 1.00 for purposes of compliance with Section 10.7 and (ii) the first Fiscal Quarter end when the Interest Coverage Ratio is at least 3.00 to 1.00 for purposes of compliance with Section 10.7.

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Section 10.10.           Limitation on Share Buybacks. From and after the Aspen Acquisition Closing Date, the Company will not and will not permit any of its Subsidiaries to repurchase or buyback any of the capital stock or other equity interests of the Company or any Subsidiary, other than with respect to employee stock option plans, provided that, following the Final Step Down Date as long as no Default or Event of Default has occurred and is continuing, this Section 10.10 shall be eliminated effective as of (i) the first Fiscal Quarter when the Funded Debt to EBITDA Ratio does not exceed 3.75 to 1.00 for purposes of compliance with Section 10.7 and (ii) the first Fiscal Quarter when the Interest Coverage Ratio is at least 3.00 to 1.00 for purposes of compliance with Section 10.7.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)        the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)        the Company defaults in the payment of any interest, any Maintenance Fee, or any BIG Event Fee on any Note for more than five Business Days after the same becomes due and payable; or

(c)            the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d)            the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)            (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

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(f)            (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $100,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $100,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $100,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

(g)            the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)            a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)            any event occurs with respect to the Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

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(j)            one or more final judgments or orders for the payment of money aggregating in excess of $100,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)            if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)            any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

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Section 12.    Remedies on Default, Etc.

Section 12.1.      Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)            If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)            If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate and any applicable Incremental Leverage Fee) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.      Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

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Section 12.3.      Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.      No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.     Registration; Exchange; Substitution of Notes.

Section 13.1.      Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.      Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of such Note as set forth on Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

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Section 13.3.      Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)            in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.     Payments on Notes.

Section 14.1.      Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. or JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.      Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2. Except as otherwise required by applicable law, the Company does not intend to withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax levied by the United States so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN, IRS Form W-8ECI or IRS Form W-8BEN-E, as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 14.2, in both cases correctly completed and executed.

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Section 14.3.      FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15. Expenses, Etc.

Section 15.1.      Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2.      Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.      Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

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Section 16.     Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.     Amendment and Waiver.

Section 17.1.      Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)            no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)            no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17, or 20.

Section 17.2.      Solicitation of Holders of Notes.

(a)            Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

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(b)            Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)            Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17.2 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.      Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4.      Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.     Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i)            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

Regal Rexnord Corporation	Note Purchase Agreement

(ii)            if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)            if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer and General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.     Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at each Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.     Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

Regal Rexnord Corporation	Note Purchase Agreement

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.     Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.    Miscellaneous.

Section 22.1.      Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.      Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement or any other Note Document (including Section 9, Section 10 and the definition of “Debt”), any election by the Company or any Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made , and all calculations and deliverables under this Agreement shall be made or delivered, as applicable, in accordance therewith.

(b)            Notwithstanding the foregoing, if the Company notifies the holders of Notes that, in the Company’s reasonable opinion, or if the Required Holders notify the Company that, in the Required Holders’ reasonable opinion, as a result of changes in GAAP from time to time (“Subsequent Changes”), the covenants contained in Section 10.7 or any of the defined terms used therein, no longer apply as intended such that such covenant is more or less restrictive to the Company than is such covenant immediately prior to giving effect to such Subsequent Changes, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenant or defined terms, or establish alternative covenants or defined terms, so as to negate such Subsequent Changes. Until the Company and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Section 10.7, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2 during such period.

Regal Rexnord Corporation	Note Purchase Agreement

Section 22.3.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.      Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

For the avoidance of doubt, fees payable pursuant to the terms of this Agreement, including, without limitation, the BIG Event Fee and the Maintenance Fee, shall be considered Consolidated Interest Charges but shall not be considered interest on the Notes.

Section 22.5.      Counterparts. This Agreement, the other Note Documents, the Officer’s Certificates, and any other documents to be delivered pursuant to this Agreement (collectively, the “Transaction Documents”) may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement and the other Transaction Documents (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Transaction Documents (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Regal Rexnord Corporation	Note Purchase Agreement

Section 22.6.      Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.      Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)            The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)            The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)            Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)            The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

Regal Rexnord Corporation	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Regal Rexnord Corporation

By
Name:
Title:

Regal Rexnord Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

[Add Purchaser Signature Blocks]

By
Name:
Title

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” means any transaction or series of related transactions (excluding any transaction or series of related transactions solely among the Company and/or one or more of its Subsidiaries) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that the Company or a Subsidiary is the surviving entity.

“Acquisition Debt” means Debt incurred in connection with an Acquisition.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 15% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 15% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such Person is subject.

“Aspen Acquisition” means the acquisition of Altra Industrial Motion Corp. pursuant to the Aspen Acquisition Agreement.

“Aspen Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of October 26, 2022, among the Company, Aspen Sub, Inc., and Altra Industrial Motion Corp.

Schedule A
(to Note Purchase Agreement)

“Aspen Acquisition Closing Date” means the date on which the Aspen Acquisition is consummated, provided, however that if the Aspen Acquisition is not consummated on or prior to April 26, 2024 then the changes to this Agreement effected by the First Amendment shall be null and void.

“BIG Event” means either (a) if the Notes are rated below Investment Grade by any Designated Rating Agency or (b) if the corporate (or similar) rating of the Company is below Investment Grade by any two Designated Rating Agencies (unless the corporate (or similar) rating of the Company is only rated by one (1) Designated Rating Agency in which case a BIG Event shall occur if such rating is below Investment Grade).

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Chicago, Illinois are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change of Control” is defined in Section 8.8(h).

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Computation Period” means each period of four consecutive Fiscal Quarters of the Company ending on the last day of a Fiscal Quarter.

“Confidential Information” is defined in Section 20.

“Consolidated Interest Charges” means, for any Computation Period, the consolidated interest expense of the Company and its Subsidiaries for such Computation Period to the extent paid or payable in cash (net of cash payments received in respect of interest rate hedging transactions under Hedging Agreements), including, without limitation, any BIG Event Fees and Maintenance Fees.

A-2

“Consolidated Net Income” means, with respect to the Company and its Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Covenant Holiday Acquisition” means an Acquisition (a) in respect of which the Company or any Subsidiary creates, assumes, incurs, guarantees or otherwise becomes liable in respect of Acquisition Debt of $75,000,000 or more and (b) for which the Company provides written notice to each holder of a Note that such Acquisition is designated as a “Covenant Holiday Acquisition.”

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of March 28, 2022 amongst the Company, certain Subsidiaries of the Company named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

A-3

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade and similar accounts payable and accrued expenses in the ordinary course of business and (ii) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness and the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, under letters of credit (whether or not drawn), including the Letters of Credit, but otherwise excluding trade letters of credit, and banker’s acceptances issued for the account of such Person, (f) all Securitization Obligations of such Person, to the extent such obligations would be required to be included on the consolidated balance sheet of the Company in accordance with GAAP, (g) the net obligations of such Person under Hedging Agreements, (h) all Suretyship Liabilities of such Person with respect to obligations of the type described in any of the foregoing clauses (a) through (g) and (i) all Debt of any partnership in which such Person is a general partner. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. If any of the foregoing Debt is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Debt shall be equal to the lesser of the amount of such Debt and the fair market value of such asset or assets at the date for determination of the amount of such Debt. The amount of Debt of the Company and its Subsidiaries hereunder shall be calculated without duplication of Suretyship Liabilities of the Company or any Subsidiary in respect thereof. “Debt” shall not include (1) indebtedness owing to the Company by any Subsidiary or indebtedness owing to any Subsidiary by the Company or another Subsidiary, (2) any customary earnout or holdback in connection with Acquisitions permitted hereunder, (3) any obligations of the Company or its Subsidiaries in respect of customer advances received and held in the ordinary course of business, (4) performance bonds or performance guaranties (or bank guaranties or letters of credit in lieu thereof) entered into in the ordinary course of business, (5) indebtedness that has been defeased and/or discharged in accordance with its terms by the deposit of cash, cash equivalents and/or securities or (6) interest, fees, premium or expenses, if any, relating to the principal amount of Debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Designated Rating Agency” means any of S&P, Moody’s or Fitch.

“Disclosure Documents” is defined in Section 5.3.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

A-4

“EBITDA” means, for any period, Consolidated Net Income for such period plus, in each case (other than with respect to clause (h) below) to the extent deducted in determining such Consolidated Net Income but without duplication:

(a)            Consolidated Interest Charges, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Notes), and commissions, discounts and other fees and charges with respect to letters of credit, bankers’ acceptance financing and Permitted Securitizations,

(b)            taxes on or measured by income,

(c)            depreciation and amortization expense,

(d)            charges, expenses, losses and other deductions that, in each case, are non-cash,

(e)            fees, costs, expenses, make-whole or penalty payments and other similar items arising out of (i) Permitted Acquisitions, (ii) investments and dispositions permitted by this Agreement, (iii) any incurrence, issuance, repayment or refinancing of Debt permitted by this Agreement and (iv) any issuance of Equity Interests not prohibited by this Agreement,

(f)             the amount of “net income attributable to noncontrolling interests, net of tax” (as such term is used in the Company’s financial statements referred to in Section 5.5),

(g)            unusual or non-recurring charges, expenses, losses or other deductions (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business); provided that the aggregate amount of all unusual or non-recurring charges, expenses, losses or other deductions added back in reliance on this clause (g) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (h), (i) and (j)(x) below for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments),

(h)            synergies and cost-savings of the Company and its Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives relating to an Acquisition (it being understood any such increases pursuant to this clause (h) shall only be available subject to the consummation of such Acquisition and not in contemplation thereof), in each case, that are set forth in a certificate of an Executive Officer of the Company and are factually supportable (in the good faith determination of the Company, as certified in the applicable certificate) and are reasonably anticipated by the Company in good faith to be realized within 24 months following the completion of such Acquisition (in each case calculated for the applicable period on a pro forma basis as if the synergies and cost-savings with respect to such period had been realized on the first day of such period, and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period); provided that the aggregate amount of all synergies and cost savings added back in reliance on this clause (h) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (g) above, (i) and (j)(x) below for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments),

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(i)            costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, synergies, integration, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and pre-opening, business optimization and restructuring costs, charges, accruals, reserves and expenses (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities, curtailments, consulting fees, signing costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that (x) such costs, charges, accruals, reserves or expenses are set forth in a certificate of an Executive Officer of the Company and are factually supportable (in the good faith determination of the Company as certified in the applicable certificate) and (y) the aggregate amount of all costs, charges, accruals, reserves or expenses added back in reliance on this clause (i) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (g) and (h) above and (j)(x) below for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments), and

(j)             fees, costs, expenses and losses from (x) restructurings, (y) casualty and condemnation events to the extent covered by insurance and expected to result in insurance proceeds of at least the amount added back and (z) discontinued operations; provided that the aggregate amount of all fees, costs, expenses and losses added back in reliance on clause (j)(x) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (g), (h) and (i) above for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments)

minus, in each case to the extent included in determining such Consolidated Net Income, but without duplication:

(x)             non-cash income for such period (excluding the accrual of revenue in accordance with GAAP),

(y)            unusual or non-recurring income or gains for such period (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, income or gains on sales of assets outside of the ordinary course of business), and

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(z)            income and gains for such period relating to discontinued operations (but if such earnings are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such earnings shall be excluded in the calculation of EBITDA only when and to the extent such operations are actually disposed of).

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“First Amendment” means the First Amendment to the Note Purchase Agreement, dated as of December 21, 2022, among the Company, the Subsidiary Guarantors, and the holders of Notes party thereto.

“First Closing” is defined in Section 3.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

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“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, which period shall be the 52- or 53-week fiscal year ending on the Saturday closest to December 31 of each year or, at the Company’s election, the calendar year (so long as such election is consistent with the Company’s filings with the SEC).

“Fitch” means Fitch IBCA, Inc. or its successors.

“Foreign Borrowing” is defined in Section 9.7.

“Foreign Guarantee” is defined in Section 9.7.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Funded Debt” means all Debt of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit, bank guarantees and banker’s acceptances and Suretyship Liabilities in respect of obligations not constituting Debt, (ii) Hedging Obligations, (iii) Securitization Obligations to the extent such obligations would not be required to be included on the consolidated balance sheet of the Company in accordance with GAAP, and (iv) obligations to pay the deferred purchase price of services.

“Funded Debt to EBITDA Ratio” means, for any Computation Period, the ratio of (i) Funded Debt as of the last day of such Computation Period, net of (1) the lesser of (x) unrestricted cash and cash equivalents on hand of the Company and its Subsidiaries in excess of $50,000,000, and (y) $400,000,000, and (2) Pending Acquisition Debt, provided that, any cash or cash proceeds of any Pending Acquisition Debt shall not be deemed to be unrestricted cash and cash equivalents that can reduce Funded Debt pursuant to clause (1) of this definition, to (b) EBITDA for the most recently completed Computation Period.

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

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“Governmental Authority” means

(a)            the government of

(i)            the United States of America or any state or other political subdivision thereof, or

(ii)           any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)            any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Incremental Leverage Fee” is defined in Section 1.2(a).

“Incremental Leverage Fee Payment” is defined in Section 1.2(b).

“INHAM Exemption” is defined in Section 6.2(e).

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA for the most recently completed Computation Period to (b) Consolidated Interest Charges for the most recently completed Computation Period to the extent paid in cash.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 3% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

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“Investment Grade” means (a) “BBB-” or better by S&P, (b) “Baa3” or better by Moody’s, or (c) “BBB-” or better by Fitch (or an equivalent rating from any successor to any of the foregoing).

“Investment Grade Ratings Affirmation” means both (a) the Notes are rated Investment Grade in accordance with Section 9.8 and (b) the corporate (or similar) rating of the Company is rated Investment Grade by at least two Designated Rating Agencies.

“Investor Presentation” is defined in Section 5.3.

“knowledge” when used with respect to the Company or any Responsible Officer to qualify a representation or warranty of the Company or such Responsible Officer, shall be deemed to be the actual knowledge of such Responsible Officer.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties, of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)            the Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b)            any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of the First Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $75,000,000(or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

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“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means means Moody’s Investors Service, Inc. or its successors.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Documents” means the Notes, this Agreement and the Subsidiary Guaranties.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pending Acquisition Debt” means as of any date of determination, the lesser of:

(1)            the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with any offering, issuance or other incurrence of Debt (“Specified Indebtedness”) in connection with a Pending Transaction; and

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(2)            the lowest maximum amount (for the avoidance of doubt, not to be less than $0) that may be deducted as of such date when calculating “Funded Debt” (or other corresponding definition) for purposes of determining compliance with any leverage ratio financial covenant (or other corresponding provision) in any Material Credit Facility~~.~~; it being understood that this clause (2) shall not apply with respect to Specified Indebtedness in respect of the Aspen Acquisition to the extent either (i) such Specified Indebtedness does not contain a leverage ratio financial covenant in the Material Credit Facility applicable to such Specified Indebtedness or (ii) such Specified Indebtedness is expressly excluded in its entirety from the calculation of any applicable leverage ratio financial covenant in any such Material Credit Facility;

provided that the Company may only deduct the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with Specified Indebtedness for purposes of clause (1) above in connection with not more than three Pending Transactions; and

provided, further, that if the Company shall not have delivered to the holders of the Notes evidence of an investment grade rating from at least two accredited rating agencies on a pro forma basis for a Pending Transaction prior to incurring such Specified Indebtedness, the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0, it being understood that the requirement to deliver evidence of an investment grade rating from at least two accredited rating agencies has been satisfied with respect to the Aspen Acquisition; and

provided, further, that if a Pending Acquisition Transaction is not consummated by the date that is 270 days after the offering, issuance or other incurrence of such Specified Indebtedness (or, with respect to the Aspen Acquisition, on or before April 26, 2024) (the “Pending Acquisition Transaction Effective Date”), then from and after the Pending Acquisition Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that if a Pending Refinancing Transaction is not consummated by the date that is 60 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Refinancing Transaction Effective Date”), then from and after the Pending Refinancing Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that upon and after the consummation of a Pending Transaction, the aggregate amount of any cash proceeds received and still held by or on behalf of the Company or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) above shall be deemed to be $0.

“Pending Acquisition Transaction” means any pending acquisition or investment not prohibited under this Agreement in excess of $75,000,000.

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“Pending Acquisition Transaction Effective Date” has the meaning set forth in the definition of “Pending Acquisition Debt”.

“Pending Refinancing Transaction” means any refinancing, prepayment, repayment, redemption, repurchase, settlement, discharge or defeasance of existing registered public Debt and not, for the avoidance of doubt, Debt owed to banks under revolving or term loan facilities or privately placed securities.

“Pending Refinancing Transaction Effective Date” has the meaning set forth in the definition of “Pending Acquisition Debt”.

“Pending Transaction” means a Pending Acquisition Transaction or a Pending Refinancing Transaction.

“Permitted Acquisition” means (a) the Aspen Acquisition and (b) any other Acquisition by the Company or a Subsidiary which satisfies each of the following requirements: (~~a~~i) no Default or Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, such Acquisition; (~~b~~ii) the Person to be acquired is in, or the assets to be acquired are for use in, the same or a similar line of business as the Company and its Subsidiaries or a reasonable extension thereof; (~~c~~iii) if the aggregate consideration to be paid by the Company and its Subsidiaries in connection with such Acquisition (including Debt assumed, but excluding capital stock of the Company or any Subsidiary) exceeds $400,000,000, the Company shall have delivered to the holders a certificate demonstrating that, after giving effect to such Acquisition, the Company will be in pro forma compliance with the covenants in Section 10.7; and (~~d~~iv) in the case of the Acquisition of a Person, the board of directors (or equivalent governing body) of the Person being acquired shall have approved such Acquisition.

“Permitted Securitization” means any program providing for (a) the direct or indirect sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of capitalized leases) and related rights of the Company or any Subsidiary in transactions intended to constitute (and opined by nationally recognized outside legal counsel in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, contributed and/or transferred, whether in the form of secured loans or the acquisition of undivided interests in such assets.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

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“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Debt of Subsidiaries (including all Guarantees of Debt by any Subsidiary) but excluding (a) Debt owing to the Company or any Subsidiary, (b) Debt outstanding at the time such Person became a Subsidiary or such Person merges into or consolidates with the Company or any Subsidiary, provided that such Debt shall have not been incurred in contemplation thereof, and (c) all Debt of Subsidiary Guarantors, and (ii) all Debt of the Company and its Subsidiaries secured by Liens other than Debt secured by Liens permitted by Section 10.6(a) through Section 10.6(~~j~~k). For the avoidance of doubt, except as set forth in the preceding sentence subject to Section 9.7(a), all Debt of any Foreign Subsidiary that does not become a Subsidiary Guarantor under the terms of this Agreement will constitute Priority Debt for all purposes of this Agreement.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.8(c).

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that (x) any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note, and (y) any Purchaser that assigns all of its rights under this Agreement after the First Closing and prior to the Second Closing, shall cease to be included within the meaning of “Purchaser”, in each case, for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Debt in accordance with Section 10.5(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries being prepaid pursuant to Section 10.5(2).

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“Ratio Step-Up” is defined in Section 10.7.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Second Closing, the Purchasers and (ii) on or after the Second Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Company, or its successors.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Second Closing” is defined in Section 3.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Obligations” means the aggregate investment or claim (as opposed to the value of the underlying assets subject to the applicable Permitted Securitization) held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of capitalized leases) and related rights of the Company or any Subsidiary in connection with Permitted Securitizations.

“Securitization Subsidiary” means a special purpose, bankruptcy remote, directly or indirectly wholly-owned Subsidiary of the Company that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, contribution, transfer, sale and financing of assets and related rights in connection with and pursuant to one or more Permitted Securitizations.

~~“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.~~

“Senior Debt” means all Debt of the Company or any Subsidiary which is not expressed to be subordinate or junior in rank to any other Debt of the Company or such Subsidiary.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Source” is defined in Section 6.2.

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“Specified Indebtedness” is defined in the definition of “Pending Acquisition Debt”.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Static GAAP” is defined in Section 22.2(b).

“Subsequent Changes” is defined in Section 22.2(b).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“Suretyship Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Suretyship Liability is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of such Suretyship Liability.

“SVO” means the Securities Valuation Office of the NAIC.

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“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Transaction Documents” is defined in Section 22.5.

“Transition Period” means the period commencing on (and including) the first day of the Fiscal Quarter during which the Company or any Subsidiary consummated the acquisition of any person or line of business and ending on (and including) the last day of the fourth Fiscal Quarter following such date of consummation.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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[Form of Note]

Regal Rexnord Corporation

3.90% Senior Note Due April 7, 2032

No. R-[_____]	[April 7/June 7], 2022
$[_______]	PPN 758750 D#7

For Value Received, the undersigned, Regal Rexnord Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on April 7, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.90% per annum from the date hereof, payable semiannually, on the 23rd day of April and October in each year, commencing with October 23, 2022, and thereafter, the April or October next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.90% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the offices of either Bank of America, N.A. or JPMorgan Chase Bank, N.A. or at such other place in New York, New York as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated April 7, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule 1(b)
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Regal Rexnord Corporation

By:
Name:
Title:

1(b)-2

Form of Subsidiary Guaranty

SCHEDULE 2.2
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
For The Company and the Subsidiary Guarantors

The following opinions are to be provided by special counsel for the Company and the Subsidiary Guarantors, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.

1.            The Company and each of the Subsidiary Guarantors is a company duly organized, validly existing and in good standing under the laws of [____________] or [____________], as applicable, and has the corporate power and authority to conduct its business as currently conducted and to enter into the Note Documents to which it is party and to perform its obligations thereunder.

2.            The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.            The Subsidiary Guaranty has been duly authorized, executed and delivered by the Subsidiary Guarantors and constitutes a legal, valid and binding agreement of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with its terms.

4.            The Notes being purchased by you at such Closing have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company or the Subsidiary Guarantors is required in connection with the execution, delivery or performance by the Company and the Subsidiary Guarantors of the Note Documents.

6.            Assuming the accuracy of the representations and warranties of the Purchasers contained in the Note Purchase Agreement, it was not necessary in connection with the offering, sale and delivery of the Notes purchased by you at such Closing, under the circumstances contemplated by the Note Purchase Agreement, to register said Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

7.            The execution, delivery and performance by the Company of the Note Purchase Agreement and the Subsidiary Guarantors of the Subsidiary Guaranty does not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of the Subsidiary Guarantors under, any corporate charter, by-laws or other constituent document or any other agreement or instrument relating to the borrowing of money known to us to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Schedule 4.4(a)
(to Note Purchase Agreement)

8.            The Company is not an “investment company” or, to the knowledge of such counsel, a Person directly or indirectly controlled by or acting on behalf of an “investment company” within the meaning of the Investment Company Act of 1940.

9.            Assuming the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors contained in the Note Purchase Agreement, none of the transactions contemplated by the Note Purchase Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

Form of Opinion of Special Counsel
For The Purchasers

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)
(to Note Purchase Agreement)

Schedule 5.3

Disclosure Materials

None.

SCHEDULE 5.3
(to Note Purchase Agreement)

Schedule 5.4

I.            Subsidiaries of the Company and Ownership of Subsidiary Stock

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
US, Wisconsin	A&B Engineering Services, LLC	20-5973713
US, Wisconsin	Busse/SJI LLC	48-1298571
US, Illinois	CENTA Corporation	36-4067896
US, North Carolina	Cline Acquisition Corp.	56-2101406
US, Maryland	Latitude 23 Sul, LLC	80-0807942
US, Delaware	Merit Gear LLC	26-2712916
US, Delaware	Precision Gear LLC	20-1344605
US, Delaware	PT Components, Inc.	35-1537461
US, Delaware	The Falk Service Corporation	39-1545847
US, Delaware	RBS Acquisition LLC	72-1538677
US, Delaware	RBS China Holdings, L.L.C.	68-0532389
US, Delaware	Rexnord International Inc.	39-1049617
US, Delaware	Cambridge International, Inc.	23-2947841
US, Delaware	Hub City, Inc.	23-2554577
US, Delaware	Land Newco, Inc.	86-2641661		Subsidiary Guarantor
US, Delaware	Rexnord Industries, LLC	39-1626766		Subsidiary Guarantor
US, Indiana	McGill Manufacturing Company, Inc.	35-0502350
US, Indiana	Morrill Motors LLC	35-0980306
US, Wisconsin	Arrowhead Systems, LLC	48-1298562
US, Wisconsin	Dutch Horizon I, LLC	61-1963366
US, Wisconsin	Dutch Horizon II, LLC	N/A
US, Wisconsin	Dutch Horizon III, LLC	N/A
US, Wisconsin	Dutch Horizon IV, LLC	N/A
US, Wisconsin	Dutch Horizon V, LLC	N/A
US, Wisconsin	Dutch Horizon VI, LLC	N/A
US, Wisconsin	Jakel Motors Incorporated	26-3773086
US, Wisconsin	RBC Holding LLC	82-4909477
US, Wisconsin	RBC Horizon, Inc.	26-0516581
US, Wisconsin	Regal Beloit America, Inc.	39-0449780		Subsidiary Guarantor
US, Wisconsin	Regal Beloit de Mexico Holding, LLC	83-0984822
US, Wisconsin	Regal Beloit Logistics, LLC	26-3739875

Schedule 5.4
(to Note Purchase Agreement)

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
US, Wisconsin	Regal-Beloit Flight Service, Inc.	39-1938572	85% (RRX 15%)
US, Wisconsin	Mexico Crown LLC	35-0980306
US, Wisconsin	Arrowhead Conveyor, LLC	48-1298567

Australia	CENTA Transmissions Pty. Ltd.	N/A
Australia	CMG International Pty. Ltd.	98-1094865
Australia	Falk Australia Pty. Ltd.	98-1358181
Australia	RBC Australia Holding Co. Pty. Ltd.	98-0594536
Australia	Regal Beloit Australia Pty. Ltd.	98-1106057
Australia	Rexnord Australia Pty. Ltd.	N/A

Belgium	Regal Beloit Belgium NV	N/A	99.9985% (Rotor BV .0015%)
Belgium	Rexnord NV	98-0391285

Brazil	Elco Do Brazil Ltda	98-1108280	70%
Brazil	Regal Beloit do Brasil Ltda	98-1186037	99.999% (Dutch Horizon I LLC .001%)
Brazil	Rexnord Brasil Sistemas de Transmissao e Movimentacao Ltda	98-0391287
Brazil	Rexnord do Brasil Industrial Ltda	98-0391286

British Virgin Islands	Grand Delight Investments Ltd	98-1108347
British Virgin Islands	Joyce Court Holdings Ltd.	98-1108448

Bulgaria	Elco BG Property EOCD	98-1108665

Canada	Elco Moteurs, Inc.	98-1108780
Canada	Regal Beloit Canada ULC	98-1093378
Canada	Regal Beloit Holdings ULC	98-1108919
Canada	Rexnord Canada Ltd	N/A
Canada	Thomson Technology Power Systems ULC	98-1452047

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
Chile	Rexnord Chile Comercial Limitada	N/A	99.9% (Rexnord Industries LLC .01%)

China	CENTA MP Shanghai Co Ltd	N/A
China	Changzhou Rexnord Transmission Company Ltd.	N/A
China	Dong Guan Elco Mechanical&Electrical Equipment	98-1110642
China	Falk Shanghai Co., Ltd.	N/A
China	Nicotra Gebhardt (Guangzhou) Co., Ltd.	N/A
China	Regal Beloit (Changzhou) Co., Ltd.	98-0435654
China	Regal Beloit (Jiaxing) Co., Ltd.	98-1109297
China	Regal Beloit (Wuxi) Co., Ltd.	98-1111988	(Joyce Court Holdings Ltd 55%, Grand Delight Investments Ltd 45%)
China	Regal Beloit (Suzhou) Co., Ltd.	98-0435650
China	Regal Beloit (Yueyang) Co., Ltd.	98-0483026
China	Regal Rexnord Corporation Mgt (Shanghai) Co., Ltd.	98-1109753
China	Regal Beloit Power Transmission (Zhangzhou) Co., Ltd.	98-0643547
China	Rexnord Conveyor Products (Wuxi) Co. Ltd	N/A
China	Rexnord Industries Enterprise Management (Shanghai) Co. Ltd.	N/A
China	Rexnord Power Transmission Products (Taicing) Co. Ltd	N/A
China	Shanghai Jakel Electronic Machinery Co., Ltd.	98-1110196	50%
China	Shanghai Marathon-Gexin Electric Co., Ltd.	98-1110318	55%

Colombia	Empresa Regal de Colombia S.A.S.	98-1428675

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
Cyprus	Calamsar Investments Ltd.	98-1083954

Denmark	CENTA Transmissioner A.S.	N/A

France	Regal Beloit France SAS	98-1429376
France	Rexnord France Holdings SAS	98-0391282
France	SCI de la Peupleraie	N/A	50%

Germany	Centa-Antriebe Kirschey GmbH	98-1161415
Germany	Cemp International GmbH	98-1183838
Germany	EKO GmbH	N/A	50%
Germany	Mastergear GmbH	98-1115483
Germany	Nicotra Gebhardt GmbH
Germany	Rexnord GmbH	98-0391274
Germany	Rexnord Germany PT GmbH	98-0391272
Germany	Rexnord Kette GmbH	98-0391275
Germany	Rexnord M.C.C. Deutschland Kette GmbH	98-0391267
Germany	System Plast GmbH	98-1197548	94.9% (5.1% System Plast Srl)

Hong Kong	CENTA MP Co. Ltd.	N/A	95%
Hong Kong	Elco China Ltd.	98-1116160
Hong Kong	Rexnord Hong Kong Holdings Limited	98-0556294

India	EuroFlex Transmissions (India) Private Limited	N/A	99.95% (Rexnord Industries .05%)
India	Marathon Electric India Pvt Ltd	98-0375565	99.999% (RRX .001%)
India	Marathon Electric Motors (India) Ltd.	98-1116574	99.999% (Dutch Horizon I LLC .001%)
India	Nicotra India Private Limited	N/A	50%

Italy	Cemp Srl	98-1183993

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
Italy	Regal Beloit Italy SpA	98-1442537
Italy	Rexnord FlatTop Europe Srl	98-0391278
Italy	Rexnord Tollok Srl	98-1210156
Italy	System Plast Srl	98-1427418

Malaysia	Nicotra Gebhardt Co., Sdn. Bhd.	N/A
Malaysia	Regal Beloit Malaysia Sdn. Bhd.	98-1117871

Mexico	Cambridge Engineered Solutions, S.A. de C.V.	N/A	99% (Rexnord Industries LLC <1%)
Mexico	Cambridge Internacional S.A. de C.V.	N/A	99% (Rexnord Industries LLC <1%)
Mexico	Compania Armadora Srl de C.V.	98-0388864	99.96% (Dutch Horizon I LLC .004%)
Mexico	Electromencanica Elco Colombo & Compania SA de CV	98-1120579	80% (Regal Beloit Italy SpA 20%)
Mexico	IG-Mex Srl de C.V.	98-0435674	99.99% (Dutch Horizon I LLC .01%)
Mexico	Makel Mexico Sa De C.V.	98-1117971	98.08% (Mexico Crown LLC 1.92%)
Mexico	Marathon Electric Manufacturing De Mexico Srl de C.V.	98-0489158	99.96% (Dutch Horizon I LLC .004%)
Mexico	Mecanica Falk S.A. de C.V.	N/A	99.9% (PT Components Inc. .1%)
Mexico	Motores Domesticas de Piedras Negras Srl de C.V.	98-0676182	99.99% (Dutch Horizon I LLC .001%)
Mexico	Motores Electricos de Juarez Srl de C.V.	98-0435673	99.99% (Dutch Horizon I LLC .01%)
Mexico	Motores Electricos de Monterrey Srl de C.V.	98-0435672	99.99% (RBCFMBV .01%)

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
Mexico	Motores Jakel de Mexico SRL de C.V.	98-1118086	99.9% (RRX .1%)
Mexico	Productos Electricos Aplicados Srl de C.V.	98-0435903	99.99% (RBCFMBV .01%)
Mexico	Regal Beloit de Apodaca, Srl de CV	98-1356746	99% (Dutch Horizon I LLC 1%)
Mexico	Regal Beloit de Guadalajara Srl de CV	98-1442077	99.98% (RBCFMBV .02%)
Mexico	Regal Beloit de Mexico S de RL de C.V.	98-1120378	98% (Mexico Crown LLC 2%)
Mexico	Regal-Beloit Mexico Holding Srl de C.V.	98-0612018	99.9% (RBCFMBV .1%)
Mexico	Regal Mexico Manufacturing Holding S de RL de C.V.	98-1120713	99.96% (RRX .004%)
Mexico	Rexnord Monterrey S. de R.L. de C.V.	98-1241903
Mexico	Sociedad de Motors Domesticos Srl de C.V.	98-0388865	99.96% (Dutch Horizon I LLC .004%)
Mexico	Tecnojar-SA de CV	98-1121143	99.9933% (Mexico Crown LLC .0067%)

Netherlands	RBC Foreign Manufacturing B.V.	98-1122013
Netherlands	Regal Beloit Holding B.V.	98-0551338
Netherlands	Rexnord Finance B.V.	98-0391284
Netherlands	Rexnord FlatTop Europe B.V.	98-0391291
Netherlands	Rexnord FlatTop Holdings B.V.	98-0530882
Netherlands	Rexnord I.H. B.V.	N/A
Netherlands	Rotor B.V.	98-1123780
Netherlands	Rotor Beheer B.V.	98-1122972

New Zealand	Regal Beloit New Zealand Ltd	98-1123860

Russia	Elco Motors Limited	98-1124814

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
Singapore	CENTA Transm. Far East Pte. Ltd.	N/A
Singapore	Nicotra Gebhardt Pte. Ltd.	98-1442282
Singapore	Regal-Beloit Asia Pte. Ltd.	98-0612026
Singapore	Regal Foreign Investments Pte. Ltd.	98-0612026
Singapore	Rexnord Asia Pacific Pte. Ltd.	N/A

Slovakia	Regal Beloit Slovakia, s.r.o.	N/A	99.99% (Rotor BV .01%)

South Africa	Regal Beloit Africa Pty. Ltd.	N/A
South Africa	Regal Beloit (South Africa) Pty. Ltd.	98-1126277	74.9% (25.1% owned by Regal Beloit Employee Share Trust)
South Africa	Rexnord South Africa Pty Ltd	N/A

Spain	Regal Beloit Spain SA	N/A

Sweden	Centa House Property AB	N/A
Sweden	Centa Nordic AB	N/A
Sweden	Nicotra Gebhardt AB	98-1442974

Switzerland	Regal Switzerland Manufacturing GmbH	98-1605203

Thailand	Fasco Motors Thailand Ltd.	98-1083710	99.999%
Thailand	Fasco Yamabishi Co.	98-1084889	99.999%

UAE	Regal Beloit FZE	98-0582718

UK	Autogard Holdings Limited	N/A
UK	British Autogard Limited (BAL)	N/A
UK	CENTA Transmissions Ltd.	N/A
UK	Cyclo Transmissions Ltd.	N/A

Country and State (if US) of Incorporation	Entity	EIN	Wholly owned unless otherwise indicated (%)	Subsidiary Guarantor if noted
UK	Micro Precision Gear Technology Limited	N/A
UK	Nicotra Gebhardt Limited	98-1443472
UK	Opperman Mastergear Ltd.	98-1127233
UK	Regal Beloit (UK) Ltd	98-1122535
UK	Regal Manufacturing Ltd.	98-0435645
UK	Remco Products Limited	N/A
UK	Rexnord Industries (UK) Limited	98-0691545
UK	Rotor (UK) Ltd.	98-1122563
UK	System Plast Ltd.	98-1444560

Venezuela	Falk de Venezuela, S.A.	N/A	99% (Rexnord Industries LLC 1%)
Venezuela	Unicoven C.A.	98-1127329

II.            Affiliates of the Company, other than Subsidiaries

None.

III.            Directors and Senior Officers of the Company

Board of Directors

•	Louis V. Pinkham

•	Jan A. Bertsch

•	Stephen M. Burt

•	Anesa T. Chaibi

•	Theodore D. Crandall

•	Christopher L. Doerr

•	Dean A. Foate

•	Michael F. Hilton

•	Rakesh Sachdev

•	Curtis W. Stoelting

•	Robin A. Walker-Lee

Officers

•	Louis V. Pinkham, Chief Executive Officer

•	Robert J. Rehard, Vice President & Chief Financial Officer

•	John M. Avampato, Vice President & Chief Information Officer

•	Scott D. Brown, President, Commercial Systems Segment

•	John C. Kunze, President, Climate Solutions Segment

•	Cheryl A. Lewis, Vice President & Chief Human Resources Officer

•	Jerry R. Morton, President, Motion Control Solutions Integration

•	Thomas E. Valentyn, Vice President, General Counsel & Secretary

•	Kevin J. Zaba, President, Motion Control Solutions Segment

Schedule 5.5

Financial Statements

1.	Financial statements and consolidated balance sheets of the Company and its Subsidiaries as disclosed on Form 10-K of the Company filed with the United States Securities and Exchange Commission for fiscal year ended January 1, 2022, with Commission file number 1-7283

SCHEDULE 5.5

(to Note Purchase Agreement)

Schedule 5.15

Existing Debt of the Company and its Subsidiaries

Loan	Principal Balance Outstanding	Collateral	Guarantors
Second Amended and Restated Credit Agreement dated as of March 28, 2022, among the Company, Land Newco, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders named therein	$1,991,827,669.00	Unsecured	Regal Beloit America, Inc. Land Newco, Inc. Rexnord Industries, LLC
Debt of the Company and its Subsidiaries constituting Capital Leases, in the following aggregate outstanding principal amount	$75,495,763.82	Fixed or Capital Assets Securing Such Capital Leases

SCHEDULE 5.15
(to Note Purchase Agreement)

Schedule 10.6

Existing Liens

None.

SCHEDULE 10.6
(to Note Purchase Agreement)

Exhibit 14.2

Form of

U.S. Tax Compliance Certificate

Reference is hereby made to the Note Purchase Agreement dated as of April 7, 2022 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Regal Rexnord Corporation, a Wisconsin corporation (the “Company”) and the Purchasers that are signatories thereto.

Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement and used herein have the meanings given to them in the Note Purchase Agreement.

Pursuant to the provisions of Section 14.2 of the Note Purchase Agreement, the undersigned hereby certifies that:

(i)	it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate;

(ii)	it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;

(iii)	it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and

(iv)	it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN, IRS Form W-8ECI or IRS Form W-8BEN-E.

[Purchaser]

By:
Name:
Title:

Date: [_______], 20[__]

Exhibit 14.2

(to Note Purchase Agreement)

Regal Rexnord Corporation

6133 N. River Road, Suite 700

Rosemont, Illinois 60018

Information Relating to Purchasers

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	[Name of Purchaser]	$

(1)	All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	E-mail address for Electronic Delivery:

(4)	All other communications:

(5)	U.S. Tax Identification Number:

Purchaser Schedule
(to Note Purchase Agreement)